EXHIBIT 99.1




News
For Immediate Release                                 SILGAN HOLDINGS INC.
                                                      4 Landmark Square
                                                      Suite 400
                                                      Stamford, CT  06901

                                                      Telephone: (203) 975-7110
                                                      Fax:       (203) 975-7902

                                                          Contact:
                                                          Robert B. Lewis
                                                          (203) 406-3160



                    SILGAN HOLDINGS COMPLETES ACQUISITION OF
                        WHITE CAP CLOSURES BUSINESSES IN
                      CHINA, THE PHILIPPINES AND VENEZUELA



STAMFORD, CT, January 8, 2007 -- Silgan Holdings Inc. (Nasdaq:SLGN), a leading supplier of consumer goods packaging products, announced today, as part of its previously announced acquisition of Amcor Limited's White Cap closures businesses in Europe, Asia and South America, the completion of three delayed closings in China, the Philippines and Venezuela. Silgan White Cap is a leading worldwide supplier of an extensive range of metal, composite and plastic vacuum closures to consumer goods packaging companies in the food and beverage industries. The addition of these three operations provides Silgan with a position in the rapidly growing Asian and Latin American markets.

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Silgan Holdings is a leading  manufacturer of consumer goods packaging  products with annual pro forma net sales of approximately $2.8 billion in 2005. Silgan operates 69 manufacturing facilities in North and South America, Europe and Asia. In North America, Silgan is the largest supplier of metal containers for food products and a leading supplier of plastic containers for


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SILGAN HOLDINGS
January 8, 2007
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personal care products.  In addition,  Silgan is a leading worldwide supplier of metal, composite and plastic vacuum closures for food and beverage products.

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